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                                                                    EXHIBIT 10.3

                           THIRD AMENDED AND RESTATED
                         PACIFICARE HEALTH SYSTEMS, INC.
                      STOCK UNIT DEFERRED COMPENSATION PLAN

        WHEREAS, PacifiCare Health Systems, Inc., (the "Company") has established a non-qualified stock unit deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses, effective as of December 18, 1997;

        WHEREAS, it is believed that providing for deferral of compensation at the election of each executive is in the best interests of the Company; and

        WHEREAS, the Company believes that it is in its best interest to amend and restate this plan; and

        WHEREAS, the Company intends that this plan shall be maintained as a "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA:

        NOW, THEREFORE, it is hereby declared as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Whenever the following words and phrases are used in this Plan, they shall have the meanings specified below.

Section 1.1 "Beneficiary" or "Beneficiaries" for purposes of this Plan shall have the meaning set forth in Section 4.5.

Section 1.2 "Board of Directors" or "Board" means the Board of Directors of the Company.

Section 1.3 "Bonus" means the management incentive plan bonus, long-term bonus, sign-on bonus, retention bonus, sales commission, or any other bonuses determined as eligible for the Plan by the Committee payable to a Participant in addition to the Participant's Salary, other than moving expenses, prior to any reduction for any deferrals to a plan qualified under Section 125 or Section 401
(k) of the Code. [NOTE: I CONFORMED THIS DEFINITION TO THE DEFINITION NOW CONTAINED IN THE AMENDED AND RESTATED DEFERRED COMPENSATION PLAN.]

Section 1.4 "Change of Control" shall have the meaning set forth in Section 4.3.

Section 1.5 "Common Stock" means the Company's Common Stock, par value $0.01 per share.


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Section 1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.7 "Committee" means the Committee appointed by the Compensation Committee to administer the Plan in accordance with Article III.

Section 1.8 "Company" means PacifiCare Health Systems, Inc., a Delaware corporation, or any successor corporation.

Section 1.9 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.10 "Disability." A Participant shall be deemed to be incapacitated or disabled, if such Participant's incapacity or disability prevents a Participant from fully performing his or her duties to an Employer for a period in excess of 90 days and, after such 90-day period, the Company and a physician, duly licensed and qualified in the specialty of the Participant's incapacity or disability, decide in their reasonable judgments, that such incapacity or disability will be permanent or of such continued duration as to prevent a Participant from resuming the rendition of services to the Employer for at least an additional six-month period.

Section 1.11 "Eligible Employee" means any Employee of an Employer who the Company has designated to be in executive salary grade of 15 or above, is a Senior Vice President or above and is scheduled to work at least 32 hours per week.

Section 1.12 "Employee" shall mean any employee (as defined in accordance with the Treasury Regulations and Revenue Rulings then applicable under Section 3401
(c) of the Code) of an Employer, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.13 "Employer" means the Company (or any successor by merger, consolidation or purchase of substantially all of the Company's assets) and any and all Subsidiaries of the Company.

Section 1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

Section 1.16 "Participant" means for purposes of this Plan, any Eligible Employee who satisfies the requirements of Section 2.1.

Section 1.17 "Payment Eligibility Date" means the first day of the month following the end of the calendar quarter in which a Participant terminates employment for any reason with all Employers or dies.


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Section 1.18 "Plan" means this Third Amended and Restated Stock Unit Deferred
Compensation Plan of PacifiCare Health Systems, Inc., as may be amended from time to time.

Section 1.19 "Plan Year" means the 12 consecutive month period beginning on January 1 and ending on December 31 of the same year.

Section 1.20 "Retirement" or "Retire", for purposes of this Plan, mean termination of a Participant's employment from all Employers, which occurs after the sum of the following two factors meet or exceed fifty-five (55): (i) the Participant's age and (ii) the Participant's number of years of service with all Employers, both calculated at the last day of work.

Section 1.21 "Salary" shall mean the Participant's Salary prior to any reduction for deferrals to a plan qualified under Section 125 or Section 401 (k) of the Code.

Section 1.22 "Stock Unit" means a unit representing the right to receive a share of Common Stock in accordance with the terms of this Plan.

Section 1.23 "Stock Unit Account" is the cumulative number of Stock Units assigned to a Participant in accordance with Section 2.2.

Section 1.24 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                            DEFERRAL OF COMPENSATION

Section 2.1 Eligibility.

        a. The Company's Chief Executive Officer (the "CEO") may elect to defer (on a pre-tax basis) all, or a portion, of his or her Salary to be paid during a Plan Year by filing an election to participate in this Plan on a form provided by the Committee and filed with the Committee no later than December 15 of the preceding Plan Year. The election form filed by the CEO shall signify the CEO's acceptance of the terms of this Plan and the portion of Salary that he or she elects to defer. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit the Chief Executive Officer to file an application on or after December 15 if, in its judgment, his or her failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after December 31. All elections, once made, are irrevocable.

        b. The Compensation Committee shall determine at least 60 days prior to the beginning of each Plan Year, the Eligible Employees, including the CEO, who may defer


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all or a portion of Bonus pursuant to the provisions of this Plan for the next
Plan Year. The Committee shall notify each Eligible Employee of his or her eligibility to participate in this Plan at least 30 days prior to the time he or she must file an application for participation. The CEO and any Eligible Employee must file a written application with the Committee no later than December 15 of the preceding Plan Year to participate in this Plan for the next succeeding Plan Year. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit an Eligible Employee to file an application on or after December 15 if, in its judgment, his or her failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after December 31. All elections, once made, are irrevocable.

Section 2.2 Stock Unit Account.

        a.      Any amount of Salary deferred by the CEO pursuant to Section 2.1
(a) shall be converted into Stock Units of the Company's Common Stock. The number of shares of Common Stock into which the deferred amount shall be converted shall equal the amount of Salary deferred by the CEO multiplied by a risk premium (the "Risk Premium") determined by the Compensation Committee at least 45 days prior to the beginning of the next Plan Year, divided by the closing price of the Common Stock as quoted on Nasdaq on a date selected by the Committee. The Stock Units deferred pursuant to this provision shall be credited to a bookkeeping account established for this purpose (the "Stock Unit Account") in the name of the CEO. The number of Stock Units established by deferrals of Salary under this Plan shall remain constant over the deferral period, except as provided in Section 4.4.

        b. Any amount of Bonus deferred pursuant to this Section 2.2 by any Participant shall be converted into Stock Units of the Company's Common Stock. The number of shares of Common Stock into which the deferred amount shall be converted shall equal the amount of Bonus deferred multiplied by the Risk Premium divided by the closing price of the Common Stock as quoted on Nasdaq on a date selected by the Committee. The Stock Units deferred pursuant to this provision shall be credited to the Stock Unit Account in the name of each Participant. The number of Stock Units established by deferrals of Bonus and Salary under this Plan shall remain constant over the deferral period, except as provided in Section 4.4.

        c. No fractional shares shall be deferred under this Plan. Accordingly, if the conversion of Salary and/or a Bonus into Stock Units results in fractional shares, such unit shall be rounded up to the next highest whole number.

Section 2.3 Distribution of Deferred Compensation.

        (a) In the case of a Participant who terminates employment with all Employers on or after Retirement or who terminates as a result of a Disability, the balance of the Stock Unit Account (the "Distributable Amount") shall be paid to the Participant in the form of substantially equal annual installments over five years beginning on a date as soon as administratively possible from his or her Payment


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Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment with all Employers:

                (i) a lump sum of the balance of the Stock Unit Account payable as soon as administratively possible from the Participant's Payment Eligibility Date; or

                (ii) substantially equal annual installments of the balance of the Stock Unit Account over three years beginning on a date as soon as administratively possible from the Participant's Payment Eligibility Date.

Notwithstanding this subsection, if the value of the balance of the Stock Unit Account is $50,000 or less then the entire amount contained in the Stock Unit Account shall automatically be distributed in the form of a single lump sum payment as soon as administratively possible from the Participant's Payment Eligibility Date.

For all purposes under this Plan, a Participant shall not be considered terminated from employment with all Employers if the Participant remains employed by an entity that is an Employer. However, if the Employee is employed by an Employer and such Employer ceases to be an Employer as a result of a sale or other corporate reorganization, such sale or other corporate reorganization shall be treated as termination of employment with all Employers unless immediately following such event and without any break in employment the Participant remains employed by an Employer.

        (b) In the case of a Participant who terminates employment with all Employers prior to Retirement for reasons other than a Disability, the balance of the Stock Unit Account shall be paid to the Participant (and after his or her death to his or her Beneficiary) in a lump sum as soon as administratively possible from the Participant's Payment Eligibility Date.

        (c) A Participant who has not terminated employment with all Employers may change his or her form of payment applicable to the portion of the Stock Unit Account balance attributable to one or more Plan Years to one of the payment forms permitted by this Plan at least one year prior to the payment date to be deferred. The Participant's payment election with respect to a given Plan Year may not be changed after payment of that portion of the Stock Unit Account balance has been made or has begun.

Section 2.4 Scheduled Early Distributions.

        Participants may elect to have Salary and/or Bonus deferred during a given Plan Year be paid on a future date while still employed, provided the payment date (the "Scheduled Payment Date") is at least two years from the last day of such Plan Year. This election shall apply to the compensation deferred for the Plan Year specified by the Participant on his or her payment election. A Participant may elect a different Payment Date for compensation deferred for each Plan Year. In addition, Scheduled Payment


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Dates elected pursuant to this Section 2.4 may be deferred by at least one year, by filing with the Committee written notice at least one year prior to the Scheduled Payment Date. A Participant may elect to defer a Scheduled Payment
Date selected by this Section 2.4 once every two years. A distribution pursuant to this Section 2.4 of less than the Participant's entire interest in the Stock Unit Account shall be made pro rata from his or her Stock Unit Account. All early distributions pursuant to this Section 2.4 shall be made in either: (i) a lump sum payment; (ii) annual installments over a period of three years; or
(iii) annual installments over a period of five years. Notwithstanding the foregoing, if a Participant terminates employment with the all Employers for any reason prior to the date on which a payment is scheduled to be made pursuant to this Section 2.4, the Participant's entire Stock Unit Account balance will be paid pursuant to the provisions of Section 2.3.

Section 2.5 Distributions Upon A Change of Control.

        a. If a Change of Control occurs, the Stock Unit Account balance of each Participant will be paid to the Participant (or Beneficiary) in a lump sum as soon as administratively possible after such Change of Control.

        b. Following a Change in Control, no changes in the Plan, or in any documents evidencing an election to defer compensation, and no adjustments, determinations or other exercises of discretion by the Compensation Committee, the Committee or the Company's board of directors that were made subsequent to the Change in Control and that would have the effect of diminishing a Participant's rights or payments under this Plan or this Section 2.5, or of causing a Participant to recognize income (for federal income tax purposes) with respect to a Participant's Stock Unit Account prior to the actual distribution to a Participant of such Stock Unit Account, shall be effective.

Section 2.6. Form of Distribution.

        Upon the occurrence of any event giving rise to a distribution, amounts deferred under this Plan shall be distributed in shares of Common Stock equal to the number of Stock Units of Common Stock converted on the date of deferral as determined by Article II. Such shares shall be distributed as provided in Sections 2.3, 2.4, 2.5 and 2.7.

Section 2.7 Financial Hardship Withdrawals.

        The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of all or any portion of a Participant's Stock Unit Account, because of a financial hardship. A financial hardship means an unforeseeable, severe financial emergency resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising out of event beyond the control of the Participant, which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with uniform rules adopted by


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it. Payment of any amount with respect to which a Participant has filed a request under this Section 2.7 shall be made as soon as practicable after approval of such request by the Committee, but shall be limited to the amount necessary to satisfy the financial hardship. Distributions made pursuant to this
Section 2.7 shall be without penalty.

                                   ARTICLE III
                                 ADMINISTRATION

Section 3.1 Committee.

        A number of individuals shall be appointed by, and serve at the pleasure of, the Compensation Committee as a committee to administer the Plan (the "Committee"). The number of members comprising the Committee shall be determined by the Compensation Committee, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Compensation Committee. The Compensation Committee may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Compensation Committee.

Section 3.2 Committee Action.

        The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter, which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

Section 3.3 Powers and Duties of the Committee.

        a. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be the "Plan Administrator" charged with the general administration of the Plan, and shall have all discretionary authority and powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                i. To construe and interpret the terms and provisions of this Plan;

                ii. To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                iii. To maintain all records that may be necessary for the administration of the Plan;


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                iv.     To provide for the disclosure of all information and the
        filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                v. To make and publish such rules for the regulation of this Plan, and procedures for the administration of this Plan, as are not inconsistent with the terms hereof; and

                vi. To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Committee may from time to time prescribe.

Section 3.4 Construction and Interpretation.

        The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

Section 3.5 Information.

        To enable the Committee to perform its functions, the Employers shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

Section 3.6 Compensation, Expenses and Indemnity.

        a. The members of the Committee shall serve without compensation for their services hereunder.

        b. The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

        c. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors, Compensation Committee and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of bad faith or willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company


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or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Section 3.7 Quarterly Statements.

        Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Stock Unit Account on an annual basis as of each March 31. A CEO who selects Salary deferral shall receive a statement with respect to such Participant's Stock Unit Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

Section 3.8 Claim Procedures.

        a. Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim.

        b. Claim Decision. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for special circumstances. If the claim is denied in whole or in part, the Plan Administrator shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection 3.8(c).

        c. Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Plan Administrator. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the Plan Administrator's determination.

        d. Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, of its decision, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60 day time period be


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extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1 Unsecured General Creditor.

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of any Employer. Any and all of the assets of each Employer shall be, and remain, the general unpledged, unrestricted assets of such Employer. Each Employer's obligation under this Plan shall be merely that of an unfunded and unsecured promise of such Employer to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust described in Article VI) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

Section 4.2 Restriction Against Assignment.

        The Employers shall pay all amounts payable hereunder only to the person or persons designated by this Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

Section 4.3 Change of Control.

        For purposes of this Plan, "Change of Control" means the occurrence of any of the following:

                a. The acquisition by any Person (as hereinafter defined) of Beneficial Ownership (as hereinafter defined) of 20% or more of either the then outstanding stock (the "Outstanding Company Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust)


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        sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (III) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (c) of this definition; or

                b. Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this subsection (b), any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however, any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                c. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (I) the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) has Beneficially Ownership, directly or indirectly, of 20% or more of, respectively, the then outstanding common shares of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed in respect of the Company prior to such Business Combination and (III) at least a majority of the members of the board of directors or similar body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or


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                d.      Approval by the shareholders of the Company of a
        complete liquidation or dissolution of the Company.

                For purposes of this definition, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

Section 4.4 Change In Company Shares.

        If the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another company, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or if the Company distributes a cash or non-cash dividend to holders of Common Stock or engages in another similar transaction, the Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of units credited to the Stock Unit Account. Any such adjustment made by the Compensation Committee shall be final and binding upon a Participant, the Company and all other interested persons.

Section 4.5 Beneficiary.

        For purposes of this Plan, "Beneficiary" or "Beneficiaries" mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the participant's estate shall be the Beneficiary. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.


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Section 4.6 Withholding.

        There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment for this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

Section 4.7 Amendment, Modification, Suspension or Termination.

        The Compensation Committee may amend, modify, suspend or terminate this Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Stock Account. In the event that this Plan is terminated, the amounts allocated to a Participant's Stock Account shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum as soon as administratively possible following the date of termination.

Section 4.8 Governing Law.

        This Plan shall be construed, governed and administered in accordance with the laws of the United States and, to the extent not preempted by such law, by the laws of the State of California.

Section 4.9 Receipt or Release.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall to the extent thereof, be in full satisfaction of all claims for benefits under this Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 4.10 Effective Date.

        This Plan shall be effective as of January 1, 2002.

        IN WITNESS WHEREOF, this Plan is adopted as of January 1, 2002.

                                    PACIFICARE HEALTH SYSTEMS, INC.


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